As filed with the Securities and Exchange Commission on March 14, 2014
Registration No. 333-34504

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ORRSTOWN FINANCIAL SERVICES, INC.
 (Exact name of registrant as specified in its charter)

Pennsylvania	23-2530374
(State of incorporation	(I.R.S. Employer Identification Number)

77 East King Street Shippensburg, Pennsylvania 17257 (717) 532-6114
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

Orrstown Financial Services, Inc. Employee Stock Purchase Plan
(Full title of the plan)

Thomas R. Quinn, Jr.
President and Chief Executive Officer
Orrstown Financial Services, Inc.
77 East King Street
Shippensburg, Pennsylvania  17257
(717) 532-6114
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John J. Spidi, Esquire
Spidi & Fisch, PC
1227 25th Street, N.W.
Suite 200 West
Washington, D.C.  20037
(202) 434-4660

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Number of Shares to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Fee (2)(3)
Common Stock no par value per share	182,325.94 shares	$39.13	$2,934,750	$775

(1)
On April 11, 2000, the Registrant filed a Form S-8 Registration Statement (File Number 333-34504) registering 75,000 shares of common stock for issuance under the Orrstown Financial Services, Inc. Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”).  This Post-Effective Amendment No. 1 to Form S-8 Registration Statement is being filed to reflect, in accordance with Rule 416(b), Securities and Exchange Commission (“SEC”) Compliance and Disclosure Interpretation Question 213.03 (Rule 416) (formerly Telephone Interpretation B.75 (Rule 416))(the “SEC Interpretation”) and General Instruction E of Form S-8, that the number of shares of common stock, no par value per share (“Common Stock”), of the Registrant covered by the Form S-8 Registration Statement is increased from 75,000 to 182,325.94 shares as a result of a 2-for-1 stock split, which occurred on February 10, 2004 and 5% stock dividends, which occurred on September 15, 2001, May 30, 2003, June 29, 2005 and May 25, 2007, which increased the number of shares which may be issued under the Employee Stock Purchase Plan.  No filing fee is necessary, pursuant to the SEC Interpretation.

(2)
In accordance with Rule 416(a), as amended, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement also registers an undetermined number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Article III, Section 3.2 of the Employee Stock Purchase Plan.

(3)	Previously paid.

EXPLANATORY NOTE

The Registrant previously conducted a 2-for-1 stock split of the Common Stock on February 10, 2004 (the “Stock Split”) and 5% stock dividends, which occurred on September 15, 2001, May 30, 2003, June 29, 2005 and May 25, 2007 (collectively, the “Stock Dividends”).  The Employee Stock Purchase Plan provides that the number of shares of Common Stock that may be issued under the Employee Stock Purchase Plan may be increased in the event of a stock split, stock dividend or other relevant changes in capitalization occurring after the effectiveness of the Employee Stock Purchase Plan.  The purpose of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement is to reflect, in accordance with Rule 416(b) of the  Securities  Act of 1933,  as  amended,  the change in the amount of shares registered under the Form S-8 Registration  Statement, on account of the Stock Split and Stock Dividends, from 75,000 to 182,325.94 shares.  The Form S-8 Registration Statement shall also be deemed to register any additional shares which may be issued under the Employee Stock Purchase Plan as a result of any future stock split or stock dividend or other anti-dilution provision.

INCORPORATION BY REFERENCE

The Employee Stock Purchase Plan was amended on August 23, 2007 and July 25, 2013, respectively, to provide for certain administrative changes. A copy of the Employee Stock Purchase Plan, as amended, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The contents of the Registrant’s Form S-8 Registration Statement (Number 333-34504) filed on April 11, 2000 are also incorporated by reference into this Post-Effective Amendment No. 1 to Form S-8 Registration Statement.

As permitted by the instructions to Form S-8, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement omits the information specified in Part I of Form S-8.

ITEM 8.  EXHIBITS.

3.1           Articles of Incorporation, as amended.(1)

3.2           Amended and Restated Bylaws.(2)

4.1           Form of Common Stock Certificate.(3)

5.1           Opinion of Spidi & Fisch, PC.

23.1         Consent of Spidi & Fisch, PC (contained in Exhibit 5.1).

23.2         Consent of Smith Elliott Kearns & Company, LLC.

24.1         Power of Attorney (included as part of signature page).

99.1         Orrstown Financial Services, Inc. Employee Stock Purchase Plan, as amended.

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed January 29, 2010.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed March 1, 2013.
(3)	Incorporated by reference to the Registrant’s Registration Statement on Form S-3 filed February 8, 2010 (File No. 333-164780).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shippensburg, Commonwealth of Pennsylvania, on March 13, 2014.

ORRSTOWN FINANCIAL SERVICES, INC.

By:	/s/ Thomas R. Quinn, Jr.
Thomas R. Quinn, Jr.
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of the Registrant, do hereby severally constitute and appoint Thomas R. Quinn, Jr. and David P. Boyle as our true and lawful attorneys and agents, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Thomas R. Quinn, Jr. and David P. Boyle may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the SEC in connection with the Form S-8 Registration Statement relating to the Registrant, to which this Post-Effective Amendment No. 1 to Form S-8 Registration Statement forms a part, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, any and all further post-effective amendments to the Form S-8 Registration Statement; and we hereby ratify and confirm all that said Thomas R. Quinn, Jr. and David P. Boyle shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Thomas R. Quinn, Jr.
Thomas R. Quinn, Jr.	President and Chief Executive Officer and Director	March 13, 2014
(Principal Executive Officer)

/s/ David P. Boyle
David P. Boyle	Executive Vice President and Chief	March 13, 2014
Financial Officer
(Principal Financial Officer)

/s/ Douglas P. Barton
Douglas P. Barton	Senior Vice President and Chief Accounting Officer	March 13, 2014
(Principal Accounting Officer)
/s/ Dr. Anthony F. Ceddia
Dr. Anthony F. Ceddia	Secretary of the Board and Director	March 13, 2014

Jeffrey W. Coy	Vice Chairman of the Board and Director

/s/ Mark K. Keller
Mark K. Keller	Director	March 13, 2014

Andrea Pugh	Director

/s/ Gregory A. Rosenberry
Gregory A. Rosenberry	Director	March 13, 2014

/s/ Eric A. Segal
Eric A. Segal	Director	March 13, 2014

/s/ Glenn W. Snoke
Glenn W. Snoke	Director	March 13, 2014

Floyd E. Stoner	Director

/s/ Joel R. Zullinger
Joel R. Zullinger	Chairman of the Board and Director	March 14, 2014

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